November 2017 Financial information for nine months ended September 30, 2017 NASDAQ: TIPT INVESTOR PRESENTATION - THIRD QUARTER - 2017 Exhibit 99.2

1 LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in TFP that is not owned by Tiptree and certain other operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. DISCLAIMERS

OVERVIEW & FINANCIAL RESULTS Key Highlights

3 Revenue $164.5 million 24.5% vs. prior year Adjusted EBITDA (1) $4.8 million vs. prior year of $20.1 million Book Value per share, as exchanged (1) $9.67 (2.6)% vs. 9/30/16 Net loss $3.4 million vs. prior year income of $7.8 million 3Q'17 PERFORMANCE SUMMARY þ Net loss for the quarter and the year to date primarily driven by unrealized losses on equities in the Insurance investments portfolio þ Specialty Insurance continued to change the product mix to achieve a balance between growing near-term earned premiums and increasing investable assets • Gross written premiums of $209m, up 15%, driven by growth in warranty and credit products • Net written premiums of $119m, up from $56m driven by the assumption of a portion of our ceded reinsurance in late 2016 þ On October 16, 2017, we completed a 40 year $125m Junior Subordinated Note offering at our insurance company • Proceeds were used to repay an existing credit facility and reposition the balance sheet as part of our strategy to strengthen the capital position for future growth þ Asset Management operations completed its first risk retention compliant CLO, with a vertical tranche purchased in our insurance investment portfolio þ Additional senior living acquisitions have increased our gross investments to $430m þ As of October 1, 2017, we exited our position in Siena þ We continue to focus on returning capital to shareholders through dividends and share buybacks, totaling $10.6m year-to-date Business highlights (1) For a reconciliation of Non-GAAP metrics Adjusted EBITDA and book value per share as exchanged to GAAP financials, see the Appendix. Financial Results

FINANCIAL RESULTS

($ in millions, except per share information)

Financial metrics

	3Q'17	3Q'16	YTD'17	YTD'16
Total Revenues	$164.5	$132.2	$ 486.3	$ 395.1
Pre-tax income (loss)	(5.4)	11.6	(10.1)	27.6
Net income (loss) before NCI	(3.4)	7.8	(7.4)	22.3
Diluted EPS	(0.11)	0.19	(0.22)	0.53
Adjusted EBITDA [(1)]	4.8	20.1	23.3	52.9
BVPS, as exchanged [(1)]			9.67	9.93

Highlights

- Continued improvement in underlying operations Adjusted EBITDA across segments
  - Improved underlying operating performance at Reliance resulted in additional earn-out payments and stock based compensation
- Mark-to-market adjustments in our equity positions were the primary drivers of period-over period decline in pre-tax income and Adjusted EBITDA

Pre-tax income



Unrealized gain (loss)
YTD'16 $6.4
YTD'17 $(21.2)
$27.6
$(1.4)
$1.4
$(2.7)
$(3.0)
$(4.4)
$(27.6)
$(10.1)
YTD'16
Operations
Insurance investments (ex. equity unrealized)
Stock-based comp
Reliance earn-out
Realized equity gain in'16
Unrealized equity losses in '17 vs '16 Gains
YTD'17

Adjusted EBITDA[(1)]



$52.9
$3.7
$1.4
$(2.7)
$(4.4)
$(27.6)
$23.3
YTD'16
Operations
Insurance investments (ex. equity unrealized)
Stock-based comp
Reliance earn-out
Realized equity gain in'16
Unrealized equity losses in '17 vs '16 gains
YTD'17

(1) See the appendix for a reconciliation of book value per share as exchanged and Adjusted EBITDA

TiptreeInc.
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CAPITAL ALLOCATION

($ in millions, except per share information)

Invested Capital [1]

	4Q'14	3Q'16	3Q'17
Class A equity	$ 284.5	$ 286.8	$ 292.0
Tiptree Financial Partners	90.1	74.6	74.1
Total stockholders equity	**$ 374.6**	**$ 361.4**	**$ 366.1**
Fortegra/Care accumulated D&A, net	8.1	46.4	63.2
Acquisition costs, net	5.2	7.2	7.8
Invested Capital	**$ 387.9**	**$ 415.0**	**$ 437.1**
Corporate debt[2]	192.5	204.9	202.0
Total Capital	**$ 580.4**	**$ 619.9**	**$ 639.1**
Total shares, as exchanged	**41.6**	**36.4**	**37.8**
Returned to shareholders[3]	$ —	$ 49.0	$ 11.5

Book value per share [1]

as exchanged



+$1.28
Net Impact of Care & Fortegra Accumulated D&A
+$1.67
$9.93
$0.65
$0.07
$(0.54)
$(0.19)
$(0.13)
$(0.12)
$9.67
3Q'16 BVPS(1)
LTM Diluted EPS (Ex. Reliance earn-out & equity unrealized losses)
Share Buybacks
Equity unrealized losses
Option exercise
Reliance earn-out
Dividends
3Q'17 BVPS(1)

Capital allocation across segments

	As of Sep'17		Normalized EBITDA[1]	
	Invested Capital[1]	Total Capital[1]	3Q'16 LTM	3Q'17 LTM
Specialty Insurance	$ 265.0	$ 410.0	$ 48.1	$ 51.6
Asset Management	38.5	38.5	24.4	14.8
Senior Living	116.9	116.9	8.1	10.0
Specialty Finance	44.6	44.6	7.7	9.5
Corporate	(27.9)	29.1	(31.1)	(25.1)
Total	**$ 437.1**	**$ 639.1**	**$ 57.2**	**$ 60.8**

Return on total capital of 9.5%, increases over prior year LTM driven by:

- Insurance operations contributed $51.6m, up 7.3% given warranty and programs growth, along with investment portfolio returns (ex. unrealized losses)
- Additional capital allocated to senior living with expected improvements in occupancy and NOI over 2017-2018
- Reduced corporate expenses from improvements in reporting infrastructure

(1) See the appendix for a reconciliation of Invested Capital, Total Capital and Normalized EBITDA.
(2) Corporate debt includes secured corporate credit agreements and preferred trust securities.
(3) Last twelve months dividends and share buy-backs for each respective period.

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Nine Months Ended September 30, 2017 KEY PERFORMANCE HIGHLIGHTS

SPECIALTY INSURANCE

($ in millions)

Key financials (1)

	3Q'16	3Q'17	YTD'16	YTD'17
Gross Written Premiums	$181.4	$209.2	$540.2	$560.6
Pre-tax income	$10.7	$(2.3)	$35.6	$1.7
Adjusted EBITDA	$14.2	$2.3	$45.6	$15.6
Net portfolio income	$6.4	$(6.4)	$19.5	$(6.7)
Combined ratio, as adjusted	89.4%	92.8%	88.5%	93.6%
Unearned premiums & Deferred revenue			$469.3	$529.0

Insurance products



Adjusted EBITDA(1)
$45.6
Investment portfolio income
19.5
Insurance operations
26.1
$15.6
22.3
(6.7)
YTD'16
YTD'17
Net Written Premiums
$152.3
27.1
35.0
90.2
$302.3
19.0
44.6
238.7
YTD'16
YTD'17
Underwriting Margin
as adjusted (1)
$79.1
7.1
7.3
17.7
47.0
$81.5
6.7
7.0
18.5
49.3
Services/other
Programs
Warranty
Credit protection
YTD'16
YTD'17

Year-to-date highlights & outlook

1. Continuing to expand product offerings and focused on growth in written premiums
   - $529m of unearned premiums and deferred revenue, representing 12.7% year-over-year growth
   - Net written premiums grew by $150m, driven by increased retention in credit and warranty products

2. Financial performance driven by:
   - Adjusted underwriting margin of $81.5m, up $2.4m driven by strong performance in our credit protection and warranty products
   - Stock-based comp increased by $2.0m, including a $1.0m expense relating to prior year
   - Other expenses increased by $4.0m (incl. premium taxes) as we make additional investments in our warranty and programs products

3. Investment portfolio pre-tax loss of $6.7m, down $26.2m year-over-year primarily from unrealized losses

(1) See the appendix for a reconciliation of Non-GAAP measures underwriting margin as adjusted, combined ratio as adjusted and Adjusted EBITDA, Net portfolio income to GAAP financials.

TiptreeInc.

7

SPECIALTY INSURANCE - INVESTMENT PORTFOLIO

($ in millions)

Investments [1]

	3Q'16	3Q'17
Cash & cash equivalents [2]	$4.4	$60.2
Available for sale securities, at fair value	137.2	164.1
Equity securities, at fair value	44.7	28.1
Loans, at fair value, net [3]	101.4	84.5
Real estate, net	10.2	23.1
Other investments	4.0	4.0
Net investments [2][3]	$301.9	$364.0

Year-to-date investment portfolio income



$19.5
8.6
4.2
8.4
(1.7)
$(6.7)
6.4
12.0
(20.0)
(5.1)
Realized gains (losses)
Net Investment Income
Unrealized gains (losses)
YTD'16 YTD'17
- Equities $6.4 $(21.2)
- Loans $2.2 $1.2
Interest expense
YTD'16
YTD'17

	YTD'16	YTD'17
Average Annualized Yield % [4]	8.5%	(3.7)%
LTM net portfolio income	$22.2	$(1.6)

Overview

We actively manage our investment portfolio to achieve a balance of two primary objectives:

- Cash and liquid short and medium term securities to cover near-term claims obligations
- Enhanced risk-adjusted returns through selective alternative investments with a focus on stable, longer-term higher yielding assets

Highlights

- Net investments grew $62.1 million, or 20.6% from 3Q'16
- Net portfolio income, ex. unrealized losses, of $13.3m, up $2.4m from prior year
  - Investment income related to non-performing residential mortgages up year-over-year as portfolio matures and generates more consistent realized gains
  - Portfolio income down year-over-year driven primarily by unrealized losses on equities in '17 compared to gains in '16

(1) See the appendix for a reconciliation of Non-GAAP measures net investments and net portfolio income to GAAP financials.
(2) Cash and cash equivalents, plus restricted cash, net of due to/due from brokers See appendix for reconciliation to GAAP financials.
(3) Net of non-recourse asset based financing of $123.0 million and $101.0 million for 3Q'17 and 3Q'16, respectively.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior three quarters total investments less investment portfolio debt plus cash.

TiptreeInc.

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ASSET MANAGEMENT

($ in millions)

Key financials [1]

	3Q'16	3Q'17	YTD'16	YTD'17
Fee-earning AUM[2] ($B)	$1.9	$1.6	$1.9	$1.6
Revenue	$4.7	$1.4	$10.8	$8.2
Income attributable to consolidated CLOs	$4.0	$2.6	$10.0	$9.4
Pre-tax Income	$6.5	$3.0	$14.7	$13.1
Adjusted EBITDA	$6.5	$3.0	$14.7	$13.1

As adjusted revenue components [1]



$20.8
$17.6
As Adjusted Revenues
2.9
Other income
9.7
7.6
Management & incentive fees
11.1
6.6
Distributions (sub-notes)
3.4
(2.8)
Unrealized & realized gains (losses)
YTD'16
YTD'17
$79.5
$48.3
Average net assets, at fair value (3 quarter average)

Year-to-date financial highlights

Year-over-year decline in pre-tax income driven by:

- Declining management fees as older vintage CLOs run-off
- Distributions from investments decreased as we continued to reduce our sub-note holdings

Partially offset by:

- $3.4m of unrealized and realized gains compared to $2.8m of unrealized losses in 2016

Recent developments and outlook

In 3Q'17, completed first risk retention CLO

Year-to-date sales reduced exposure in CLOs subordinated notes to $20.2m as of Sep'17

Continued focus on developing asset management opportunities in other asset classes that leverage our expertise

1) See the appendix for a reconciliation of Adjusted EBITDA and As Adjusted Revenue to GAAP financials.
(2) AUM is estimated and unaudited. Consists of NOPCB for CLOs, excludes Credit Opportunities Fund as it was not earning third party fees as of 9/30/2017.

TiptreeInc.

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SENIOR LIVING

($ in millions)

Key financials [1]

	3Q'16	3Q'17	YTD'16	YTD'17
Revenue	$15.7	$19.6	$44.2	$55.9
Pre-tax income	$(0.5)	$(1.5)	$(5.5)	$(5.4)
Adjusted EBITDA	$2.9	$2.9	$7.2	$8.3
Net Operating Income (NOI)	$5.1	$7.2	$15.8	$20.2
Accumulated depreciation[2]			$34.6	$51.6

NOI by product



Managed properties
$46.6
$37.9
$10.3
$12.0
YTD'16
YTD'17
NOI (1) margin %
27.1%
25.8%
Triple net leases
$8.2
$5.5
YTD'16
YTD'17
Revenues
Net Operating Income

(1) For explanation of Adjusted EBITDA, NOI, NOI Margin % and reconciliation to GAAP senior living segment pre-tax income, see the Appendix.
(2) Includes accumulated depreciation and in-place lease amortization.

Year-to-date highlights and outlook

Pre-tax income flat over prior year driven by higher depreciation and other expenses from recently acquired properties

- Quarterly pre-tax income down over prior year as industry softness delays improvements in occupancy and rental rates for recently renovated projects

Property overview

Property type	3Q'15	3Q'16	3Q'17*
Managed properties	$ 135.7	$ 220.3	$ 246.0
NNN leases	97.2	97.2	161.6
Total purchase price	**$ 232.9**	**$ 317.5**	**$ 407.6**
Debt outstanding	166.6	205.4	301.2
Average ownership	*87.8%*	*85.9%*	*86.6%*
Number of properties	*24*	*27*	*40*

*Excludes $21.8m of real estate managed by Care and owned by our insurance subsidiary

Adjusted EBITDA of $8.3m, up 15.3% driven by properties acquired during 2017

For the remainder of 2017 and 2018:

✓ NOI improvement driven by increases in occupancy rates, property improvements and expense management

TiptreeInc.

10

11 Book value per share as exchanged Adjusted EBITDA Trailing Twelve Months OUTLOOK • Continued growth in specialty insurance operations – Unearned premiums and deferred revenue growth of 12.7% • Improvements in long-term, net investment income as our insurance investment portfolio grows • Increasing NOI in our senior living operations through stabilizing existing properties and additional investments in new properties • A reduction in expenses over time as a result of improved corporate infrastructure • Re-investing capital from non-core asset sales into our businesses 3Q'16 3Q'17 $9.93 $9.67 3Q'16 3Q'17 $61.2 $49.4 3Q'17 highlights ü Continued focus on more stable, repeatable earnings ü Continued re-investment in core businesses ü Year-to-date operating earnings trending positively (1) (1) See the appendix for a reconciliation of Book value per share, as exchanged and Adjusted EBITDA to GAAP financials. Looking ahead ... (1)

APPENDIX

NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

($ in thousands, unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve Months Ended September 30,	
	2017	2016	2017	2016	2017	2016
Net income (loss) available to Class A common stockholders	$ (3,114)	$ 5,905	$ (6,457)	$ 17,593	$ 1,270	$ 13,942
Add: net (loss) income attributable to noncontrolling interests	(264)	1,933	(903)	4,680	1,435	5,746
Less: net income from discontinued operations	—	—	—	—	—	(730)
Net income (loss) before non-controlling interests	$ (3,378)	$ 7,838	$ (7,360)	$ 22,273	$ 2,705	$ 20,418
Consolidated interest expense	10,361	7,839	28,444	20,770	37,375	26,609
Consolidated income taxes	(2,052)	3,712	(2,761)	5,298	2,919	5,713
Consolidated depreciation and amortization expense	7,775	6,437	23,781	21,899	30,350	30,166
EBITDA	$ 12,706	$ 25,826	$ 42,104	$ 70,240	$ 73,349	$ 82,906
Consolidated non-corporate and non-acquisition related interest expense (1)	(7,340)	(4,989)	(19,510)	(13,223)	(25,470)	(16,957)
Effects of Purchase Accounting (2)	(306)	(957)	(1,205)	(4,446)	(1,813)	(8,635)
Non-cash fair value adjustments (3)	(309)	—	3,378	1,416	4,655	116
Significant acquisition expenses (4)	25	248	302	631	382	1,141
Separation expense adjustments (5)	—	—	(1,736)	(1,736)	(1,736)	3,473
Adjusted EBITDA from continuing operations	$ 4,776	$ 20,128	$ 23,333	$ 52,882	$ 49,367	$ 62,044
Income from Discontinued Operations of the Company	$ —	$ —	$ —	$ —	$ —	$ (730)
EBITDA from Discontinued Operations	$ —	$ —	$ —	$ —	$ —	$ (730)
Adjusted EBITDA of the Company	$ 4,776	$ 20,128	$ 23,333	$ 52,882	$ 49,367	$ 61,175

(1) The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect. The impact for the three months ended September 30, 2017 and 2016 was an effective increase to pre-tax earnings of $307 thousand and $408 thousand, respectively.

(3) For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, within our specialty finance segment, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance segment, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(4) Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2017 and 2016.

(5) Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that consolidated EBITDA and Adjusted EBITDA on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. The Company's Adjusted EBITDA is used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

($ in thousands)	Three Months Ended September 30,											
	Specialty insurance		Asset management		Senior living		Specialty finance		Corporate and other		Total	
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Pre-tax income/(loss)	$ (2,345)	$ 10,659	$ 2,973	$ 6,475	$ (1,535)	$ (473)	$ 2,595	$ 4,181	$ (7,118)	$ (9,292)	$ (5,430)	$ 11,550
Add back:												
Interest expense	3,499	2,322	5	—	3,609	2,271	1,949	1,932	1,299	1,314	10,361	7,839
Depreciation and amortization expenses	3,134	3,032	—	—	4,369	3,094	209	248	63	63	7,775	6,437
Segment EBITDA	$ 4,288	$ 16,013	$ 2,978	$ 6,475	$ 6,443	$ 4,892	$ 4,753	$ 6,361	$ (5,756)	$ (7,915)	$ 12,706	$ 25,826
EBITDA adjustments:												
Asset-specific debt interest	(1,777)	(836)	(5)	—	(3,609)	(2,271)	(1,949)	(1,882)	—	—	(7,340)	(4,989)
Effects of purchase accounting	(306)	(957)	—	—	—	—	—	—	—	—	(306)	(957)
Non-cash fair value adjustments	113	—	—	—	—	—	(422)	—	—	—	(309)	—
Significant acquisition expenses	—	—	—	—	25	248	—	—	—	—	25	248
Separation expenses	—	—	—	—	—	—	—	—	—	—	—	—
Segment Adjusted EBITDA	$ 2,318	$ 14,220	$ 2,973	$ 6,475	$ 2,859	$ 2,869	$ 2,382	$ 4,479	$ (5,756)	$ (7,915)	$ 4,776	$ 20,128

($ in thousands)	Nine Months Ended September 30,											
	Specialty insurance		Asset management		Senior living		Specialty finance		Corporate and other		Total	
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Pre-tax income/(loss)	$ 1,724	$ 35,627	$ 13,083	$ 14,672	$ (5,359)	$ (5,487)	$ 2,629	$ 5,510	$ (22,198)	$ (22,751)	$ (10,121)	$ 27,571
Add back:												
Interest expense	10,534	6,018	7	746	9,309	6,220	4,743	4,352	3,851	3,434	28,444	20,770
Depreciation and amortization expenses	9,625	10,414	—	—	13,350	10,634	620	665	186	186	23,781	21,899
Segment EBITDA	$ 21,883	$ 52,059	$ 13,090	$ 15,418	$ 17,300	$ 11,367	$ 7,992	$ 10,527	$ (18,161)	$ (19,131)	$ 42,104	$ 70,240
EBITDA adjustments:												
Asset-specific debt interest	(5,451)	(2,057)	(7)	(746)	(9,309)	(6,220)	(4,743)	(4,200)	—	—	(19,510)	(13,223)
Effects of purchase accounting	(1,205)	(4,446)	—	—	—	—	—	—	—	—	(1,205)	(4,446)
Non-cash fair value adjustments	339	—	—	—	—	1,416	3,039	—	—	—	3,378	1,416
Significant acquisition expenses	—	—	—	—	302	631	—	—	—	—	302	631
Separation expenses	—	—	—	—	—	—	—	—	(1,736)	(1,736)	(1,736)	(1,736)
Segment Adjusted EBITDA	$ 15,566	$ 45,556	$ 13,083	$ 14,672	$ 8,293	$ 7,194	$ 6,288	$ 6,327	$ (19,897)	$ (20,867)	$ 23,333	$ 52,882

TiptreeInc.

14

NON-GAAP RECONCILIATIONS - LTM NORMALIZED EBITDA

Management uses EBITDA, Adjusted EBITDA and Normalized EBITDA, which are non-GAAP financial measures. The Company believes that consolidated EBITDA, Adjusted EBITDA and Normalized EBITDA on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA, Adjusted EBITDA and Normalized EBITDA provides additional supplemental information to compare results among our segments. Normalized EBITDA is consistent with our debt agreement calculations and provides supplemental information regarding operational earnings. The Company's Adjusted EBITDA is used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

($ in thousands)	Last Twelve Months Ended September 30,											
	Specialty insurance		Asset management		Senior living		Specialty finance		Corporate and other		Total	
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Pre-tax income/(loss)	$ 12,901	$ 46,760	$ 23,675	$ 13,365	$ (5,696)	$ (6,260)	$ 5,289	$ 9,521	$ (30,545)	$ (37,255)	$ 5,624	$ 26,131
Add back:												
Interest expense	13,760	7,333	7	1,193	11,780	8,048	6,681	5,348	5,147	4,687	37,375	26,609
Depreciation and amortization expenses	12,395	15,110	—	—	16,882	13,915	825	910	248	231	30,350	30,166
Segment EBITDA	$ 39,056	$ 69,203	$ 23,682	$ 14,558	$ 22,966	$ 15,703	$ 12,795	$ 15,779	$ (25,150)	$ (32,337)	$ 73,349	$ 82,906
EBITDA adjustments:												
Asset-specific debt interest (1)	(7,046)	(2,572)	(7)	(1,193)	(11,780)	(8,048)	(6,637)	(5,144)	—	—	(25,470)	(16,957)
Effects of purchase accounting (2)	(1,813)	(8,635)	—	—	—	—	—	—	—	—	(1,813)	(8,635)
Non-cash fair value adjustments (3)	339	—	—	—	—	1,416	4,316	(1,300)	—	—	4,655	116
Significant acquisition expenses (4)	—	—	—	—	382	861	—	—	—	280	382	1,141
Separation expenses (5)	—	—	—	—	—	—	—	—	(1,736)	3,473	(1,736)	3,473
Segment Adjusted EBITDA	$ 30,536	$ 57,996	$ 23,675	$ 13,365	$ 11,568	$ 9,932	$ 10,474	$ 9,335	$ (26,886)	$ (28,584)	$ 49,367	$ 62,044
Plus: Stock based compensation expense	2,922	618	—	—	—	—	374	103	1,824	1,018	5,120	1,739
Less: Realized and unrealized gains (losses) (6)	(18,177)	10,468	8,843	(11,034)	—	501	19	(240)	23	3,556	(9,292)	3,251
Less: Third party NCI Adjusted EBITDA	—	—	—	—	1,547	1,329	1,348	1,935	—	—	2,895	3,264
Normalized EBITDA	$ 51,635	$ 48,146	$ 14,832	$ 24,399	$ 10,021	$ 8,102	$ 9,481	$ 7,743	$ (25,085)	$ (31,122)	$ 60,884	$ 57,268

(1) The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect. The impact for the three months ended September 30, 2017 and 2016 was an effective increase to pre-tax earnings of $307 thousand and $408 thousand, respectively.

(3) For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, within our specialty finance segment, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance segment, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(4) Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2017 and 2016.

(5) Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

(6) Deduction excludes Mortgage realized/unrealized gains – Performing and NPLs (including related expenses) from this line as those are recurring in nature and align with those particular business models.

TiptreeInc.

15

NON-GAAP RECONCILIATIONS - BVPS, INVESTED AND TOTAL CAPITAL

Management uses Book value per share, as exchanged, which is a non-GAAP financial measure. As exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Tiptree's book value per share, as exchanged, was $9.67 as of September 30, 2017 compared with $9.93 as of September 30, 2016. Total stockholders' equity, net of other non-controlling interests for the Company was $366.1 million as of September 30, 2017, which comprised total stockholders' equity of $391.1 million adjusted for $25.1 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care. Total stockholders' equity, net of other non-controlling interests for the Company was $361.4 million as of September 30, 2016, which comprised total stockholders' equity of $381.3 million adjusted for $19.9 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company. Additionally, the Company's book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP which is equal to the number of Class B outstanding shares. The total shares as of September 30, 2017 and September 30, 2016 were 37.8 million and 36.4 million, respectively.

($ in thousands, unaudited, except per share information)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Total stockholders' equity	$ 391,138	$ 390,672	$ 393,838	$ 390,144	$ 381,341
Less non-controlling interest - other	25,081	24,867	22,970	20,636	19,939
Total stockholders equity, net of non-controlling interests - other	$ 366,057	$ 365,805	$ 370,868	$ 369,508	$ 361,402
Total Class A shares outstanding [1]	29,793	29,017	28,492	28,388	28,351
Total Class B shares outstanding	8,049	8,049	8,049	8,049	8,049
Total shares outstanding	37,842	37,066	36,541	36,437	36,400
Book value per share, as exchanged	$ 9.67	$ 9.87	$ 10.15	$ 10.14	$ 9.93

(1) As of September 30, 2017, excludes 5,209,523 shares of Class A common stock held by subsidiaries of the Company. See Note 23—Earnings per Share, in the Form 10-Q for September 30, 2017, for further discussion of potential dilution from warrants.

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting distributable cash flow, and evaluating the relative performance of its businesses and investments.

($ in thousands, unaudited, except per share information)	September 30, 2017	September 30, 2016	December 31, 2014
Total stockholders' equity	$ 391,138	$ 381,341	$ 401,621
Less non-controlling interest - other	25,081	19,939	27,015
Total stockholders equity, net of non-controlling interests - other	$ 366,057	$ 361,402	$ 374,606
Plus: Fortegra/Care accumulated depreciation and amortization, net of tax and NCI [1]	63,244	46,438	8,087
Plus: Acquisition expenses, net [2]	7,821	7,177	5,247
Invested Capital	$ 437,122	$ 415,017	$ 387,940
Plus: Corporate Debt [3]	202,000	204,850	192,500
Total Capital	$ 639,122	$ 619,867	$ 580,440

(1) As of September 2017, add-back of $52.7 million of accumulated intangible amortization at Fortegra and $51.5 million of accumulated real estate depreciation and intangible amortization on Care senior living properties. On as exchanged basis, assumes 86.6% ownership of Care properties and 35% tax rate on total accumulated depreciation.
(2) Add-back acquisition costs associated with acquiring Fortegra, Care senior living properties and Reliance net of Care NCI (86.6% ownership) and 35% tax rate.
(3) Corporate debt consists of Secured Corporate Credit Agreements, plus preferred trust securities.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between as adjusted underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

	Three Months Ended September 30,						Nine Months Ended September 30,					
($ in thousands)	GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted		GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted	
Revenues:	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Net earned premiums	$ 96,073	$ 47,609	$ —	$ —	$ 96,073	$ 47,609	$272,781	$138,516	$ —	$ —	$272,781	$138,516
Service and administrative fees	24,018	25,842	236	1,134	24,254	26,976	70,861	84,421	742	4,976	71,603	89,397
Ceding commissions	2,513	1,397	10	69	2,523	1,466	6,801	22,645	46	376	6,847	23,021
Other income	824	730	—	—	824	730	2,874	1,985	—	—	2,874	1,985
Less underwriting expenses:												
Policy and contract benefits	31,570	25,881	—	—	31,570	25,881	94,364	72,436	—	—	94,364	72,436
Commission expense	63,066	24,032	538	2,120	63,604	26,152	176,405	91,906	1,892	9,494	178,297	101,400
Underwriting Margin - Non-GAAP	$ 28,792	$ 25,665	$ (292)	$ (917)	$ 28,500	$ 24,748	$ 82,548	$ 83,225	$ (1,104)	$ (4,142)	$ 81,444	$ 79,083
Less operating expenses:												
Employee compensation and benefits	10,073	9,180	—	—	10,073	9,180	30,800	28,065	—	—	30,800	28,065
Other expenses	9,717	7,524	31	40	9,748	7,564	28,279	24,277	120	304	28,399	24,581
Combined Ratio	*92.6%*	*87.9%*	—%	—%	*92.8%*	*89.4%*	*93.2%*	*86.3%*	—	—	*93.6%*	*88.5%*
Plus investment revenues:												
Net investment income	3,840	3,307	—	—	3,840	3,307	12,032	8,409	—	—	12,032	8,409
Net realized and unrealized gains	(8,554)	3,745	—	—	(8,554)	3,745	(13,618)	12,767	—	—	(13,618)	12,767
Less other expenses:												
Interest expense	3,499	2,322	—	—	3,499	2,322	10,534	6,018	—	—	10,534	6,018
Depreciation and amortization expenses	3,134	3,032	(16)	(549)	3,118	2,483	9,625	10,414	(182)	(2,977)	9,443	7,437
Pre-tax income (loss)	$ (2,345)	$ 10,659	$ (307)	$ (408)	$ (2,652)	$ 10,251	$ 1,724	$ 35,627	$ (1,042)	$ (1,469)	$ 682	$ 34,158

TiptreeInc.
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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table presents product specific revenue and expenses within the specialty insurance segment. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. As such, we believe that presenting underwriting margin provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

($ in thousands, unaudited)	Nine Months Ended September 30,									
	Credit Protection		Warranty		Programs		Services and Other		Insurance Total	
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
As Adjusted Revenues:										
Net earned premiums	$ 221,080	$ 88,192	$ 31,525	$ 27,394	$ 20,176	$ 22,930	$ —	$ —	$ 272,781	$ 138,516
Service and administrative fees	31,204	33,975	27,330	41,093	8,108	8,577	4,961	5,752	71,603	89,397
Ceding commissions	6,847	23,018	—	2	—	—	—	1	6,847	23,021
Other income	338	199	—	64	—	5	2,536	1,717	2,874	1,985
Less product specific expenses:										
Policy and contract benefits	44,226	21,727	32,406	30,529	17,548	20,172	184	8	94,364	72,436
Commission expense	165,990	76,707	7,919	20,280	3,747	4,036	641	377	178,297	101,400
As Adjusted underwriting margin	$ 49,253	$ 46,950	$ 18,530	$ 17,744	$ 6,989	$ 7,304	$ 6,672	$ 7,085	$ 81,444	$ 79,083

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.

($ in thousands, unaudited)

	As of September 30, 2017	As of September 30, 2016
Total Investments	$ 426,753	$ 398,505
Investment portfolio debt [1]	(122,999)	(101,012)
Cash and cash equivalents	62,790	16,555
Restricted cash [2]	3,637	6,683
Receivable due from brokers [3]	1,505	—
Liability due to brokers [3]	(7,733)	(18,836)
Net investments - Non-GAAP	$ 363,953	$ 301,895

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve Months Ended September 30,	
	2017	2016	2017	2016	2017	2016
Net investment income	$ 3,840	$ 3,307	$ 12,032	$ 8,409	$ 16,606	$ 10,397
Realized gains (losses)	1,462	1,056	6,425	4,187	6,958	4,082
Unrealized gains (losses)	(10,016)	2,689	(20,042)	8,580	(18,580)	9,898
Interest expense	(1,678)	(697)	(5,143)	(1,708)	(6,590)	(2,136)
Net portfolio income - Non-GAAP	$ (6,392)	$ 6,355	$ (6,728)	$ 19,468	$ (1,606)	$ 22,241
Average Annualized Yield % [4]	(7.2)%	8.3%	(3.7)%	8.5%	(0.5)%	7.7%

(1) Consists of asset-based financing on loans, at fair value including certain credit investments and NPLs, net of deferred financing costs, see Note 11 - Debt, net for further details.
(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.
(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters (five quarters for trailing twelve months) total investments less investment portfolio debt plus cash.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - ASSET MANAGEMENT

The Company earns revenues from CLOs under management, whether consolidated or deconsolidated, which include fees earned for managing the CLOs, distributions received from the Company's holdings of subordinated notes issued by the CLOs and realized and unrealized gains and losses from the Company's holdings of subordinated notes. The revenue associated with the management fees and distributions earned and gains and losses on the subordinated notes attributable to the consolidated CLOs are reported as "net income (loss) attributable to the consolidated CLOs" in the Company's financial statements. The table below shows the Company's share of the results attributable to the CLOs, which were consolidated, on a deconsolidated basis. This presentation is a non-GAAP measure. Management believes this information is helpful for period-over-period comparative purposes as certain of our CLOs were consolidated for only some of the periods presented below. In addition, the Non-GAAP presentation allows investors the ability to calculate management fees as a percent of AUM, a common measure used by investors to evaluate asset managers, and which is one of the performance measures upon which management is compensated. While consolidation versus deconsolidation impacts the presentation of revenues, it does not impact expenses or pre-tax income.

	Three Months Ended September 30,					
($ in thousands)	GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted	
Revenues:	2017	2016	2017	2016	2017	2016
Management fee income	$ 1,541	$ 3,839	$ 311	$ 743	$ 1,852	$ 4,582
Distributions	—	—	2,168	4,368	2,168	4,368
Net realized and unrealized gains (losses)	(349)	695	360	(1,034)	11	(339)
Other income	256	212	(256)	(45)	—	167
Total revenues	$ 1,448	$ 4,746	$ 2,583	$ 4,032	$ 4,031	$ 8,778

	Nine Months Ended September 30,					
($ in thousands, unaudited)	GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted	
Revenues:	2017	2016	2017	2016	2017	2016
Management fee income	$ 6,578	$ 7,497	$ 1,038	$ 2,169	$ 7,616	$ 9,666
Distributions	—	—	6,560	11,058	6,560	11,058
Net realized and unrealized gains (losses)	839	226	2,604	(3,050)	3,443	(2,824)
Other income	822	3,031	(809)	(128)	13	2,903
Total revenues	$ 8,239	$ 10,754	$ 9,393	$ 10,049	$ 17,632	$ 20,803

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SENIOR LIVING

In addition to Adjusted EBITDA, we also evaluate performance of our senior living segment based on net operating income ("NOI"), which is a non-GAAP measure. NOI is a common non-GAAP measure in the real estate industry used to evaluate property level operations. We consider NOI an important supplemental measure to evaluate the operating performance of our senior living segment because it allows investors, analysts and our management to assess our unlevered property-level operating results and to compare our operating results between periods and to the operating results of other senior living companies on a consistent basis. It is also the basis upon which the management fees paid to the operators of our Managed Properties are calculated, and is a significant component of the compensation paid to Care's management team. We define NOI as rental and related revenue less property operating expense. Property operating expenses and resident fees and services are not relevant to Triple Net Lease Properties since we do not manage the underlying operations and substantially all expenses are passed through to the tenant. Our calculation of NOI may differ from similarly titled non-GAAP financial measures used by other companies. NOI is not a measure of financial performance or liquidity under GAAP and should not be considered a substitute for pre-tax income.

($ in thousands, unaudited)	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016			Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016		
	NNN Operations	Managed Properties	Senior Living Total	NNN Operations	Managed Properties	Senior Living Total	NNN Operations	Managed Properties	Senior Living Total	NNN Operations	Managed Properties	Senior Living Total
Rental and related revenue	$ 3,371	$ 15,799	$ 19,170	$ 1,844	$ 13,526	$ 15,370	$ 8,218	$ 46,600	$ 54,818	$ 5,533	$ 37,856	$ 43,389
Less: Property operating expenses	—	11,728	11,728	—	9,599	9,599	—	34,576	34,576	—	27,600	27,600
Segment NOI	$ 3,371	$ 4,071	$ 7,442	$ 1,844	$ 3,927	$ 5,771	$ 8,218	$ 12,024	$ 20,242	$ 5,533	$ 10,256	$ 15,789
Segment NOI Margin % (1)		25.8%			29.0%			25.8%			27.1%	
Other income			$ 414			$ 324			$ 1,109			$ 815
Less: Expenses												
Interest expense			3,609			2,271			9,309			6,220
Payroll and employee commissions			790			617			2,323			1,900
Depreciation and			4,369			3,095			13,350			10,635
Other expenses			623			583			1,728			3,335
Pre-tax income (loss)			$ (1,535)			$ (471)			$ (5,359)			$ (5,486)

(1) NOI Margin % is the relationship between Segment NOI and rental and related revenue.

TiptreeInc.

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